                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges




                                                        Nine Months Ended
(In thousands, except ratio amounts)                      September 30,
                                                        -----------------
                                                          2000      1999
                                                        --------  -------
Earnings:

  Pretax income                                           28,521    5,021
  Plus: Fixed charges excluding capitalized interest       2,582    2,076
                                                        --------  -------
                                                          31,103    7,097
                                                        ========  =======

Fixed Charges:

  Interest expensed including capitalized interest         3,338    3,011
  Amortization of debt expenses                              283       13
                                                        --------  -------
                                                           3,621    3,024
                                                        ========  =======

Ratio of earnings to fixed charges                          8.59     2.35
                                                        ========  =======